                                                   Filed under Rule 424 (b) (3)
                                                             File No. 333-63153


SUPPLEMENT NO. 18 TO PROSPECTUS DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                             PACCAR FINANCIAL CORP.

                          MEDIUM-TERM NOTES, SERIES I

                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

          INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY


                                                                 INTEREST RATE
RANGE OF MATURITIES                                                  PER ANNUM
-------------------                                                  ---------
More than 22 months to 25 months................................         5.97%



Dated: July 12, 1999

Form of Note (check one): Book Entry    [X]

                          Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.